IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES SIGNIFICANT SHARE REPURCHASE
OF A MINIMUM OF 10 MILLION SHARES

Purchase, NY - January 25, 2021 - Townsquare Media, Inc. (NYSE: TSQ) (the “Company” or “Townsquare”) announced that it has entered into an agreement to repurchase a minimum of 10 million of the 12.5 million shares of Class A common stock, shares of Class B common stock and warrants held by funds managed by Oaktree Capital Management L.P. (collectively, “Oaktree”), for $6.40 per security, which reflects a 19% discount from the closing price of the Class A common stock on Friday, January 22, 2021. The repurchase was approved by the Board of Directors following the recommendation of a committee of independent and disinterested directors (the “Special Committee”). With this transaction, Oaktree will be selling approximately one third of its Class A common stock, all of its Class B common stock (each share of which is entitled to ten votes per share on each matter submitted to a vote of stockholders) and at least the majority of its warrants. The aggregate purchase price is expected to be at least $64 million, subject to the Company’s ability to elect to purchase additional securities at closing of the repurchase.

The closing of the repurchase is subject to the satisfaction of customary closing conditions, including short form approval by the Federal Communications Commission (the “FCC”). At closing, the repurchased securities will be retired and, subject to the Company’s election to repurchase additional securities, the Company’s outstanding securities will be reduced from approximately 28 million to approximately 18 million. At closing, the composition of the Company’s Board of Directors will remain the same.

Additionally, fifteen months after the closing of the repurchase, the Company has the option to purchase all of the remaining securities from Oaktree, and Oaktree has the option to sell all or a portion of its remaining securities to the Company, at a purchase price per security of $6.40 in cash. Such purchase would be subject to the satisfaction of customary closing conditions, including FCC short form approval.

“We appreciate the opportunity to facilitate this significant transaction with Oaktree and are excited about this repurchase, which secures the exit of a very long-term private equity majority shareholder that current and potential shareholders have described to me consistently as being an obstacle to investing more, or establishing a position, in Townsquare given the significant overhang Oaktree’s holding represented,” said Bill Wilson, the Company’s Chief Executive Officer. “This repurchase is immediately accretive to shareholders and we thank our Board of Directors for their vote of confidence in our medium and long-term business plan to grow revenue and profits.”

“Oaktree remains fully supportive of the Company and its prospects,” said David Quick, a Townsquare Board Member since the Company’s inception and Managing Director at Oaktree. “The Oaktree entities that own these shares are selling their interests in the Company because they are now beyond their fund life and are winding down.”

Houlihan Lokey Capital, Inc. served as financial advisor to the Special Committee in connection with the repurchase.

About Townsquare Media, Inc.

Townsquare is a community-focused digital media, digital marketing solutions and radio company focused outside the Top 50 markets in the U.S. Our assets include Townsquare Interactive, a digital marketing services subscription business providing web sites, search engine optimization, social platforms and online reputation management for approximately 22,750 SMBs; Townsquare IGNITE, a proprietary digital programmatic advertising technology with an in-house demand and data management platform; and Townsquare Media, our portfolio of 322 local terrestrial radio stations in 67 cities with corresponding local news and entertainment websites and apps including legendary brands such as WYRK.com, WJON.com, and NJ101.5.com along with a network of national music brands including XXLmag.com, TasteofCountry.com, UltimateClassicRock.com and Loudwire.com For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward Looking Statements

Except for the historical information contained in this Press Release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss the Company’s current expectations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “could,” “would,” “will,” the negatives thereof and other words and terms. The forward-looking statements contained in this Press Release include, but are not limited to, statements related to the consummation of the stock repurchase pursuant to the Stock Purchase Agreement, the timing thereof and the potential exercise of the Company’s option to purchase all of the Sellers’ remaining Securities, or the Sellers’ option to sell all or a portion of their remaining Securities to the Company. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. See “Risk Factors” and “Forward-Looking Statements” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2020, and subsequent filings with the SEC, for a discussion of factors that could cause the Company’s actual results to differ from those expressed or implied by forward-looking statements. The Company assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations

Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com
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